Exhibit 10.31

                                      UTEK

                          STRATEGIC ALLIANCE AGREEMENT
________________________________________________________________________________

This Strategic Alliance Agreement is made and entered into this 1st. day of July 2004, by and between Utek Corporation ("UTK"), 202 South Wheeler Street, Plant City, Florida 33566, a Delaware Corporation, and INyX, Inc. (IYXI), 825 Third Avenue, 40th Floor, New York, NY 10022, a Nevada Corporation.

WITNESSETH:

         WHEREAS, IYXI desires to engage UTK to provide the services as set forth in this Agreement, and

         WHEREAS, UTK is agreeable to provide these services.

         NOW THEREFORE, in consideration of the mutual promise made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. ENGAGEMENT
   ----------
IYXI hereby retains UTK to provide those services as defined herein and UTK hereby agrees to the appointment on the terms and conditions hereinafter set forth and agrees to use commercially reasonable efforts in providing said services.

II. INDEPENDENT CONTRACTOR
    ----------------------

UTK shall be, and in all respects be deemed to be, an independent contractor in the performance of its duties hereunder.

         A. IYXI shall be solely responsible for making all payments to and on behalf of its employees and UTK shall in no event be liable for any debts or other liabilities of.

         B. UTK shall not have or be deemed to have, fiduciary obligations or duties to, and shall be able to pursue, conduct and carry on for its own account (or for the account of others) such activities, ventures, businesses and other pursuits as UTK in its sole, absolute and unfettered discretion, may elect.

         C. Notwithstanding the above, no activity, venture, business or other pursuit of UTK, during the term of this Agreement shall conflict with UTK's obligations under this Agreement.



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III. SERVICES
     --------

UTK agrees to provide the following services, hereinafter collectively referred to as "Services":

See Strategic Alliance SUmmary (exhibit a) attached and made a part hereof.

         A. UTK shall devote such time and efforts, as it deems commercially reasonable, under the circumstances to the affairs of, as is reasonable and adequate to render the Services contemplated by this Agreement.

         B. UTK cannot guarantee results on behalf of, but shall pursue all reasonable avenues available through its network of contacts. The acceptance and consumption of any transaction is subject to acceptance of the terms and conditions by in its sole discretion.

         C.       In conjunction with the Services, UTK agrees to:

                  1. Make itself available at the offices of or at another mutually agreed upon place, during normal business hours, for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling.

                  2. Make itself available for telephone conferences with the principal officer(s) of during normal business hours.

IV. EXPENSES
    --------

It is expressly agreed and understood that each party shall be responsible for its own normal and reasonable out-of-pocket expenses.

V. COMPENSATION
   ------------

         A. In consideration for the services, agrees that UTK shall be entitled to compensation as follows:

See Strategic Alliance CONFIDENTIAL TERM SHEET (exhibit a) attached and made a part hereof.


VI. TERM AND TERMINATION
    --------------------

The term of the Agreement will be for 12 months unless terminated sooner. This Agreement may be renewed upon mutual, written agreement of the parties. Either party may terminate this agreement at any time with 30 days written notice.

VII. LEGAL COMPLIANCE
     ----------------

IYXI agrees that it will put in place, if it has not already done so, policies and procedures relating to and addressing, with the commercially reasonable intent to ensure compliance with, applicable securities laws, rules and regulations, including, but not limited to:



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         A.       The use,  release  or  other  publication  of  forward-looking statements.

         B. Disclosure requirements regarding the required disclosure of the nature and terms of UTK's relationship with, including, but not limited to press releases, publications on its web site, letters to investors and telephone or other personal communication with potential or current investors.

         C. No press releases or any other forms of communication to third parties, which mention both UTK CORPORATION and IYXI, shall be released without the prior written consent and approval of both UTK and IYXI.

         D. EXECUTION. The execution, delivery and performance of this Agreement, in the time and manner herein specified will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either IYXI or UTK is a party or by which either entity may be bound or affected.

         E. TIMELY APPRISALS. IYXI shall use its commercially reasonable efforts to keep UTK up to date and apprised of all business, market and legal developments related to and its relationship to UTK.

         F. CORPORATE AUTHORITY. Both IYXI and UTK have full legal authority to enter into this Agreement and perform the same in the time and manner contemplated.

         G.       The individuals  whose signatures  appear below are authorized
                  to  sign  this   Agreement  on  behalf  of  their   respective
                  corporations.

         H. IYXI will cooperate with UTK and will promptly provide UTK with all pertinent materials and requested information in order for UTK to perform its Services pursuant to this Agreement.

         I. When delivered, the shares of IYXI Common Stock shall be duly and validly issued, fully paid and non-assessable.

         J. UTK represents to IYXI that a) it has the experience as may be necessary to perform all the required Services b) all Services will be performed in a professional manner, and c) all individuals it provides to perform the Services will be appropriately qualified and subject to appropriate agreements concerning the protection of trade secrets and confidential information of which such persons may have access to over the term of this Agreement.

         K. Until termination of the engagement, IYXI will notify UTK promptly of the occurrence of any event which might materially affect the condition (financial or otherwise), or prospects of this Agreement.

         L. This Agreement shall be interpreted in accordance with the laws of New York State and both parties consent to New York State as the forum.


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VIII. CONFIDENTIAL DATA
      -----------------

         A. UTK shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of IYXI, obtained by UTK as a result of its engagement hereunder, unless authorized, in writing by IYXI. UTK represents and warrants that it has established appropriate internal procedures for protecting the trade secrets and confidential information of, IYXI including, without limitation, restrictions on disclosure of such information to employees and other persons who may be engaged in such information to employees and other persons who may be engaged in rendering services to any person, firm or entity which may be a competitor of.

         B. IYXI shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of UTK obtained as a result of its engagement hereunder, unless authorized, in writing, by UTK.

         C. UTK shall not be required in the performance of its duties to divulge to IYXI, or any officer, director, agent or employee of IYXI, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such person, firm or entity which may be a competitor or potential competitor of) which UTK may have or be able to obtain other than as a result of the relationship established by this Agreement.

IX. OTHER MATERIAL TERMS AND CONDITIONS
    -----------------------------------

         A.       INDEMNITY.
                  1. UTK shall indemnify, defend and hold harmless IYXI from and against any and all losses incurred by IYXI which arise out of or result from misrepresentation, breach of warranty or breach or non- fulfillment of any covenant contained herein or Schedules annexed hereto or in any other documents or instruments furnished by UTK pursuant hereto or in connection with this Agree

                  2. IYXI shall indemnify, defend and hold harmless UTK from and against any and all losses incurred by UTK which arise out of or result from misrepresentation, breach of warranty or breach or non-fulfillment of any covenant contained herein or Schedules annexed hereto or in any other documents or instruments furnished by IYXI pursuant hereto or in connection with this Agreement.

         B. PROVISIONS. Neither termination nor completion of the assignment shall affect the provisions of this Agreement, and the Indemnification Provisions that are incorporated herein, which shall remain operative and in full force and effect.

         C. ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

         D. ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement, is intended to and does contain and embody herein all of the understandings and agreements, both written



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                  or oral,  of the parties  hereby  with  respect to the subject matter  of this  Agreement,  and  that  there  exists  no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated,
                  empowered   or   affected.   There  are  no   representations,
                  warranties or covenants other than those set forth herein.

         E. ASSIGNMENTS. The benefits of the Agreement shall inure to the respective successors and assignees of the parties and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that the rights and obligations of UTK under this Agreement may not be assigned or delegated without the prior written consent of IYXI and any such purported assignment shall be null and void. Notwithstanding the foregoing, UTK may assign this Agreement or any portion of its Compensation as outlined herein to its subsidiaries in its sole discretion.

         F. ORIGINALS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement.

         G. ADDRESSES OF PARTIES. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

         H. NOTICES. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the addresses appearing herein, and shall count from the date of mailing or the validated air bill.

         I. MODIFICATION AND WAVIER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

         J. Injunctive RELIEF. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, IYXI and UTK hereby agree, consent and acknowledge that, in the event of a breach of any material term of this Agreement, the non-breaching party will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which the non-breaching party may have at law or in equity.

         K. ATTORNEY'S FEES. If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of



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                  rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions there from. As used in this Agreement, attorneys' fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal to the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.



APPROVED AND AGREED:

UTEK CORPORATION                                    INyX, INC.
assively TER Technologies, Inc.

By:  /s/ Doug Schaedler                             By:  /s/ Dr. Jack Kachkar
   -------------------------                           -------------------------
   Doug Schaedler                                      Dr. Jack Kachkar
   Vice President                                      Chairman & CEO



















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                                    Exhibit A


                             CONFIDENTIAL TERM SHEET

Proposed strategic alliance Between

UTEK Corporation (UTK) & INyX Inc. (IYXI)
________________________________________________________________________________

Statement of Work: To identify technology acquisition opportunities for INyX, Inc. from research universities and government laboratories. A first step in this process is the development of a Technology Acquisition Profile. Once completed, we will identify and present technologies that meet this profile. While conducting our search we will maintain the confidentiality of IYXI.


Term: The term of the Agreement will be for 12 months unless terminated sooner. This Agreement may be renewed upon mutual, written agreement of the parties. Either party may terminate this agreement at any time with 30 days written notice.

Services:         UTK agrees to provide the following distinct services to IYXI:

                  i.       Identify    synergistic   new    technologies    from
                           universities and government laboratories to help provide IYXI with an enhanced new product pipeline.


                  ii. Review technology acquisition opportunities for IYXI while maintaining IYXI's confidentiality.


                  iii. Present technology acquisition opportunities for IYXI. IYXI will have 30-days to determine if they want to go forward with the technology license. a. UTK after 30 days shall have the right to present the technology to other clients.


                  iv. IYXI acknowledges that the sources of technologies represented by UTEK are 3rd party research institutions for which UTEK does not control whether the technology will be shown to other parties by the licensor.


                  v.       At IYXI's  request,  UTK will  prepare,  and  compile
                           additional   information   regarding  the  technology
                           acquisition opportunities for IYXI.




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                  vi.      At IYXI's request and upon mutual  agreement  between
                           IYXI and UTK, UTK will negotiate and seek to acquire a license to the requested technology for subsequent sale to and acquisition by IYXI.


                  vii. On a case-by-case basis, at IYXI's request and UTK's sole discretion, UTK will propose an equity-financing plan for IYXI's consideration, to finance select technology acquisition opportunities for IYXI's.


                  viii. IYXI will not seek to acquire any technologies presented to IYXI by UTK directly from the technology developer for a period of 24 months following the termination of this Strategic Alliance agreement.

                  ix. The compensation quotation is valid for projects authorized and initiated within 30 days of the date of this term sheet.



COMPENSATION


In consideration for providing these Services, IYXI shall pay UTK $30,000 worth of unregistered shares of common stock (31,579 shares) upon the execution of this Strategic Alliance Agreement. 1/3rd of the shares (10,526) shall vest each month during the term of this Agreement.

After the initial 3 month period an additional $90,000 worth of unregistered shares of common stock (94,737 shares) will be paid to UTK with 1/9th of the shares (10,526) vesting each month.

If this Agreement is terminated any unvested shares will be returned to IYXI.

Utek will pay IYXI $10,000 per IYXI introduced technology that UTK places in its directory. UTK has full discretion on what it places in its directory and is under no obligation to place any IYXI introduced technologies in its directory throughout the term of this Agreement. If IYXI introduced technology is placed in the UTK directory and then subsequently transferred to another company, IYXI will gain additional compensation in the form of 5%-10% of the restricted shares that UTK receives in the purchasing firm as compensation for the sale of the IYXI introduced technology.

Approved by:



By: /s/ Doug Schaedler                       By: /s/ Dr. Jack Kachkar
------------------------------                  --------------------------------
UTEK Corporation                                INyX, Inc.
Doug Schaedler, Vice President                  Dr. Jack Kachkar, Chairman & CEO


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